                                                                    EXHIBIT 23.1

                       Consent of Independent Auditors


We consent to the inclusion in Form 8-K/A of Federal-Mogul Corporation and the incorporation by reference in the registration statements of Federal-
Mogul Corporation (Form S-3 Nos. 33-55135, 33-54717, 33-54301, 33-51265,
333-53853, 333-50413 and 333-56725, the registration statement filed pursuant to rule 462(b) relating to the shelf registration statement on Form S-3
(No. 333-56725) and Form S-8 Nos. 333-38961, 33-51403, 33-32429, 33-32323,
33-30172 and 2-93179) of our report dated October 1, 1998, with respect to the combined financial statements of the Cooper Automotive and Moog Automotive Divisions of Cooper Industries, Inc. as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, filed with the Securities and Exchange Commission.


                               /S/ ERNST & YOUNG LLP

Houston, Texas
November 24, 1998



                                      50